Fled Pursuant to Rule 433
                                                    Registration No.: 333-133181

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------

                                   $603,865,000


                                 BCAP LLC TRUST
                                2007-AA2, GROUP I


                        NEW ISSUE PRELIMINARY TERM SHEET


--------------------------------------------------------------------------------

                            BCAP LLC Trust, 2007-AA2
                                     Issuer


                                    BCAP LLC
                                    Depositor


                           Countrywide Home Loans Inc.
                                   Originator


                       Countrywide Home Loans Servicing LP
                                    Servicer


                      Deutsche Bank National Trust Company
                                     Trustee


                              Barclays Capital Inc.
                          Sole Lead Manager/Bookrunner

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------


                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

    The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.


                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

    The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

    The free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

    The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

    The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/1337454/000091412106002138/by903095-
s3a3.txt



     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

    Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------

Transaction Summary
-------------------

                                     $603,865,000
                           BCAP LLC Trust, 2007-AA2, Group I

                                Expected               Credit       Certificate
                                Ratings               Support %        Interest    WAL (years)
Class   Size(1 )          (S&P/Moody's/ DBRS)         (1)(2)           Rate           (3)          Payment Window   Certificate Type
-----------------------------------------------------------------------------------------------------------------------------------
                                                    Offered Certificates
-----------------------------------------------------------------------------------------------------------------------------------
I-1-A     $451,388,000         AAA/ Aaa/ AAA                       ***Not Offered - 144A Private Placement***
I-2-A-1   $494,247,000         AAA/ Aaa/ AAA          10.97%           LIBOR         3.02         1 - 96        Super Senior
I-2-A-2    $54,916,000         AAA/ Aaa/ AAA           5.80%           LIBOR         3.02         1 - 96           Mezz Senior
I-M-1      $14,339,000       AA+/ Aa1/ AA high         4.45%           LIBOR         5.26         37 - 96          Mezzanine
I-M-2       $9,028,000         AA/ Aa2/ AA             3.60%           LIBOR         5.25         37 - 96          Mezzanine
I-M-3       $5,311,000       AA-/ Aa3/ AA low          3.10%           LIBOR         5.25         37 - 96          Mezzanine
I-M-4       $5,311,000       A+/ A1/ A high            2.60%           LIBOR         5.25         37 - 96          Mezzanine
I-M-5       $5,311,000           A/ A2/ A              2.10%           LIBOR         5.20         37 - 96          Mezzanine
I-M-6       $5,311,000        BBB+/ Baa1/ A low        1.60%           LIBOR         5.01         37 - 89          Mezzanine
I-M-7       $4,780,000       BBB/ Baa2/ BBB high       1.15%           LIBOR         4.68         37 - 78          Mezzanine
I-M-8       $5,311,000        BBB-/ Baa3/ BBB          0.65%           LIBOR         3.98         37 - 64          Mezzanine
-----------------------------------------------------------------------------------------------------------------------------------

-----------
(1) The class sizes and related credit enhancement levels are subject to variance of +/- 5% based upon the final pool and rating agency evaluation of subordination, overcollateralization ("OC") and excess spread.
(2) Credit enhancement for the LIBOR Certificates will be provided by a combination of subordination, OC, loss allocation and excess spread all as more fully described herein. The expected initial credit enhancement percentages (calculated using the Overcollateralization Target Amount) are as provided above. The initial OC level for the LIBOR Certificates will equal approximately 0.65% of the Cut-off Date unpaid principal balance of the mortgage loans and the Overcollateralization Target Amount for the LIBOR Certificates will equal 0.65% of the Cut-Off Date unpaid principal balance of the mortgage loans. Excess spread may be applied to pay principal on the Certificates, resulting in a limited acceleration of the Certificates, in order to maintain the OC level at the Overcollateralization Target Amount.
(3) WALs are calculated assuming that the 10% Optional Clean-Up Call with respect to the Certificates is exercised on the earliest possible date. The WALs assume a prepayment pricing speed of 25% CPR.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------

Transaction Structure
---------------------

|-----------------|
|                 |                                                                                LIBOR Certificates
|Barclays Bank PLC| ----|                                                                         |- - - - - - - - - |
|   (Sponsor)     |     |                   |--------------|                  |-----------------| |                  |   |---------|
|                 |     |  Mortgage Loans   |              | Mortgage Loans   |                 |-|----Class I-A-----|-->|Investors|
------------------|     | ----------------> |  BCAPP LLC   |----------------> |  BCAPP LLC Trust| |   Certificates   |   -----------
                        |  Class I-CE and   | (Depositor)  | Class I-CE and   |     2007-AA2    | |                  |   -----------
-------------------|    | <---Class I-R---- |              |<---Class I-R---- |     (Issuer)    |-|----Class I-M-----|-->|Investors|
|                  |    |   Certificates    |--------------|  Certificates    |-----------------| |    Certificates  |   |---------|
|Sutton Funding LLC| ----|                                                                         |                  |
|   (Sponsor)      |                                                                               - - - - - - - - - -
|                  |
|------------------|


--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------

Description of the Mortgage Loans
---------------------------------

The mortgage loans ("Hybrid ARMs") are adjustable rate and are indexed to Six-Month LIBOR, One-Year LIBOR or One-Year CMT with initial rate adjustments occurring two, three, five, seven, or ten years after the date of origination. The mortgage loans are secured by first liens on one- to four-family residential properties. Approximately 92.36% (by principal balance) of the mortgage pool allow for payments of interest only for terms of 3, 5, 7 or 10 years. After such interest only period, each such mortgage loan will fully amortize over its remaining term. The remaining approximately 7.64% of the mortgage loans fully amortize over their original term (not more than 40-years). Below is a further summary of the collateral characteristics of the mortgage loans in Group I (as of March 1, 2007):

     o    The mortgage loans were originated and are serviced by Countrywide.

     o The mortgage loans have penalties for full or partial prepayments in the percentages in the immediately following table and further detailed in the attached Collateral Tables. Prepayment penalty cashflows will not be available to pay any certificates.


Prepayment Term   No Pre Pay   6 Months   12 Months   24 Months   36 Months   60 Months
---------------   ----------   --------   ---------   ---------   ---------   ---------
Total                  55.09%      0.44%      20.05%       0.12%      16.49%       7.81%

     o Approximately 9.22% of the mortgage loans were originated with full and/or alternative documentation (Note: such alternative documentation includes the recommendations as provided by the automated underwriting systems of Fannie Mae and Freddie Mac).

     o The two states with the largest concentration are California (approximately 46.05%) and Florida (approximately 10.66%).

     o    The non-zero weighted average FICO score is approximately 706.

     o The weighted average LTV is approximately 73.40%. The weighted average CLTV including subordinate financing at the time of origination is approximately 80.20%.

     o None of the mortgage loans have an LTV over 80% without any primary mortgage insurance coverage.

Initial      % of      Gross     Net     WAM      Gross      Net     Initial  Periodic   Max     Mos.
Rate         Pool       WAC      WAC   (months)   Margin    Margin    Cap       Cap     Rate      to
Adjustment              (%)      (%)               (%)      (%)       (%)       (%)      (%)     Reset
----------   ------    -----    ----   --------   ------    ------   -------  --------  ------   -----
2-Year         0.05    8.554    8.304    357      4.690     4.315    3.000     1.000    14.032       21
3-Year         3.35    6.627    6.352    369      2.885     2.485    2.658     1.942    12.612       33
5-Year        88.70    6.517    6.278    360      2.329     1.943    5.164     1.975    11.689       58
7-Year         6.81    6.418    6.154    364      2.280     1.888    5.063     1.993    11.481       82
10-Year        1.09    6.725    6.439    378      2.342     1.927    4.967     2.000    11.779      117
----------   ------    -----     ---   --------   ------    ------   -------   -----    ------   ------
Total        100.00    6.517    6.274    361      2.346     1.959    5.070     1.974    11.708       60



Please note that the collateral information on the Mortgage Loans included herein is preliminary and subject to change.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Summary of Terms
---------------------------------------------------------------------------------------------------------------
Issuer:                              BCAP LLC Trust 2007-AA2 will issue the Mortgage Pass-Through Certificates,
                                     Series 2007-AA2. The certificates and the mortgage loans will be divided into two separate groups ("Group I" and "Group II"). All of the references in this term sheet to mortgage loans, certificates, the interest rate swap agreement and payments made thereon relate solely to Group I.
---------------------------------------------------------------------------------------------------------------
Depositor:                           BCAP LLC.
---------------------------------------------------------------------------------------------------------------
Originator:                          Countrywide Home Loans Inc.
---------------------------------------------------------------------------------------------------------------
Servicer:                            Countrywide Home Loans Servicing LP.
---------------------------------------------------------------------------------------------------------------
Trustee:                             Deutsche Bank National Trust Company.
---------------------------------------------------------------------------------------------------------------
Sole Bookrunner:                     Barclays Capital Inc.
---------------------------------------------------------------------------------------------------------------
Rating Agencies:                     Moody's Investors Service,  Standard & Poor's, and Dominion Bond Rating
                                     Service.
---------------------------------------------------------------------------------------------------------------
Cut-off Date:                        March 1, 2007.
---------------------------------------------------------------------------------------------------------------
Closing Date:                        March 29, 2007.
---------------------------------------------------------------------------------------------------------------
Distribution Date:                   25th day of each month (or the next business day), commencing April 2007.
---------------------------------------------------------------------------------------------------------------
Final Distribution Date:             May 2047
---------------------------------------------------------------------------------------------------------------
Offered Certificates:                The Class I-2-A-1, Class I-2-A-2, Class I-M-1, Class I-M-2, Class I-M-3,
                                     Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8
                                     Certificates.
---------------------------------------------------------------------------------------------------------------
LIBOR Certificates:                  The Class I-1-A Certificates and the Offered Certificates.
---------------------------------------------------------------------------------------------------------------
Class I-R Certificates:              Represent the residual interests in the REMICs.
---------------------------------------------------------------------------------------------------------------
Class I-CE Certificates:             The Class I-CE Certificates are not offered herein. The Class I-CE
                                     Certificates will have an initial certificate principal balance of approximately $6,902,942, which is approximately equal to the required initial overcollateralization.
---------------------------------------------------------------------------------------------------------------
Due Period:                          With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution
                                     Date occurs and ending on the first day of the month in which such
                                     Distribution Date occurs.
---------------------------------------------------------------------------------------------------------------
Prepayment Period:                   With respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.
---------------------------------------------------------------------------------------------------------------
Optional Clean-Up Call:              Under certain conditions as provided for in the prospectus supplement, the holder of a majority percentage interest in the Class I-R Certificate may repurchase each of the mortgage loans when the aggregate principal balance of the mortgage loans as of the Cut-off Date is reduced to 10% of the aggregate principal balance as of the Cut-off Date.
---------------------------------------------------------------------------------------------------------------
Registration:                        The LIBOR Certificates will be available in book-entry form through DTC.
---------------------------------------------------------------------------------------------------------------
Denominations:                       The LIBOR Certificates are issuable in minimum denominations of an original amount of $25,000 and multiples of $1 in excess thereof.
---------------------------------------------------------------------------------------------------------------
Federal Tax Treatment:               The LIBOR Certificates will represent "regular interests" in a REMIC and, to a limited extent, interests in certain basis risk interest carryover payments, which will be treated for tax purposes as notional contracts. The tax advice contained in this term sheet is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. This advice is written in connection with the promotion or marketing by the Issuer and Depositor of the offered
                                     Certificates. You should seek advice based on your particular circumstances from an independent tax advisor.
---------------------------------------------------------------------------------------------------------------
ERISA Considerations:                The LIBOR Certificates generally may be purchased by, on behalf of, or with plan assets of, a Plan, subject to the considerations set forth in the prospectus supplement. Plan fiduciaries should note the additional representations deemed to be made because of the Certificate Swap Agreement, which will be described under "ERISA Considerations" in the prospectus supplement relating to the LIBOR Certificates. In addition, the Pension
                                     Protection Act of 2006 makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
SMMEA Eligibility:                   The Class I-1-A, Class I-2-A-1, Class I-2-A-2, Class I-M-1, Class I-M-2 and
                                     Class I-M-3 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the LIBOR Certificates. You should consult you own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the LIBOR
                                     Certificates.
---------------------------------------------------------------------------------------------------------------
Class I-A Certificates:              Either the Class I-1-A or the Class I-2-A Certificates, as applicable.
---------------------------------------------------------------------------------------------------------------
Class I-1-A Certificates:            The Class I-1-A Certificates, which generally evidence beneficial interests in the Group I-1 Mortgage Loans.
---------------------------------------------------------------------------------------------------------------
Class I-2-A Certificates:            Collectively, the Class I-2-A-1 and Class I-2-A-2 Certificates, which generally evidence beneficial interests in the Group I-2 mortgage loans.
---------------------------------------------------------------------------------------------------------------
Class I-M Certificates:              The Class I-M-1, Class I-M-2, Class I-M3, Class I-M4, Class I-M5, Class
                                     I-M6, Class I-M7 and Class I-M-8 certificates, which generally evidence beneficial interests in the Group I Mortgage Loans.
---------------------------------------------------------------------------------------------------------------
Group I-1 Mortgage Loans:            As of the Cut-off Date, approximately $479,180,490 of mortgage loans that have original principal balances that conform to the original principal balance limits for one- to four- family residential mortgage loan guidelines for purchase adopted by Freddie Mac and Fannie Mae.
---------------------------------------------------------------------------------------------------------------
Group I-2 Mortgage Loans:            As of the Cut-off Date, approximately $582,975,452 of mortgage loans that may or may not have original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase adopted by Freddie Mac and Fannie Mae.
---------------------------------------------------------------------------------------------------------------
P&I Advances:                        The Servicer will be obligated to advance, or cause to be advanced, cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the Servicer reasonably believes that such cash advances can be repaid from further payments of the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the Certificates and are not intended to guarantee or insure against losses.
---------------------------------------------------------------------------------------------------------------
Net Mortgage Rate:                   For any mortgage loan, the then applicable mortgage rate thereon minus the sum of (1) the Servicing Fee Rate and (2) any lender paid mortgage insurance premium rate, if applicable.
---------------------------------------------------------------------------------------------------------------
Servicing Fee:                       With respect to each mortgage loan and any Distribution Date, the fee payable to the Servicer in respect of servicing compensation that accrues at an annual rate equal to the servicing fee rate multiplied by the stated
                                     principal balance of such mortgage loan as of the first day of the related
                                     Due Period.
---------------------------------------------------------------------------------------------------------------
Servicing Fee Rate:                  The Servicing Rate for each loan will be as follows:

                                      o   For approximately 61.77% of the loans, 0.250% per annum until each mortgage loan's respective rate reset date and 0.375% per annum thereafter.

                                      o    For approximately 38.23% of the loans, 0.200% per annum until each mortgage loan's respective rate reset date and 0.375% per annum thereafter.
---------------------------------------------------------------------------------------------------------------
Accrual Period:                      The period from and including the preceding Distribution Date (or from the
                                     Closing Date with respect to the first Distribution Date) to and including the day prior to the current Distribution Date.
---------------------------------------------------------------------------------------------------------------
Interest Day Count:                  The trustee will calculate interest on all of the classes of Certificates on an actual/360 basis and the Certificates will settle flat.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Credit Support for the               Subordination (includes initial OC):
Certificates:
                                     Initially 10.97% for the Class I-2-A-1 Certificates,  5.80% for the Class
                                     I-1-A and Class I-2-A-2 Certificates, 4.45% for the Class I-M-1
                                     Certificates, 3.60% for the Class I-M-2 Certificates, 3.10% for the Class
                                     I-M-3 Certificates, 2.60% for the Class I-M-4 Certificates, 2.10% for the
                                     Class I-M-5 Certificates, 1.60% for the Class I-M-6 Certificates, 1.15% for
                                     the Class I-M-7 Certificates and 0.65% for the Class I-M-8 Certificates.

                                     o      Overcollateralization ("OC")

                                            >  Initial (% Orig.)          0.65%
                                            >  OC Target (% Orig.)        0.65%
                                            >  OC Floor (% Orig.)         0.50%

                                      o   Excess Spread, which will initially be equal to approximately 205 bps per annum (before losses) as of the Cut-off Date, is expected to be available to cover losses on all the Certificates and to replenish OC as needed.
---------------------------------------------------------------------------------------------------------------
Interest Available:                  For any Distribution Date is equal to: (a)  the sum, without duplication, of: (1)  all scheduled interest on the mortgage loans due on the related due date and received by the Servicer on or prior to the related date of determination, less the Servicing Fee and any payments made in respect of premiums on lender paid mortgage insurance, (2)  all interest on prepayments on the mortgage loans, (3)  all advances relating to interest in respect of the mortgage loans, (4)  amounts paid by the Servicer in respect of
                                     Compensating Interest, (5)  the interest portion of liquidation proceeds, insurance proceeds, and condemnation proceeds of the mortgage loans received during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and any unreimbursed advances), and (6) the interest portion of all proceeds of the repurchase of mortgage loans during the preceding calendar month, minus (b)
                                     (1) any Net Swap Payment due to the Certificate Swap Provider and the amount of any Swap Termination Payment due to the Certificate Swap Provider (other than Defaulted Swap Termination Payments) payable from available funds and
                                     (2)  all advances made by the Servicer in respect of the mortgage loans relating to interest and certain expenses not reimbursed as of the prior due date.
---------------------------------------------------------------------------------------------------------------
Accrued Certificate Interest:        For any Distribution Date and each class of Certificates, interest accrued during the related accrual period at the then-applicable Certificate
                                     Interest Rate on the related certificate principal balance thereof immediately prior to such Distribution Date, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statute.
---------------------------------------------------------------------------------------------------------------
Certificate Interest Rate:           The Certificate Interest Rate for each class of LIBOR Certificates will be a floating rate based on the lesser of (i) One-Month LIBOR plus the related margin, and (ii)

                                           o   For the Class I-1-A Certificates the Group I-1 Loan Cap

                                           o   For the Class I-2-A Certificates the Group I-2 Loan Cap

                                           o   For the Class I-M Certificates the Pool Cap

                                     Beginning on the first Distribution Date after the first possible Optional
                                     Clean-Up Call, the margin for the Class I-A Certificates will increase to
                                     2.0 times the original margin and the margin for the Class I-M Certificates will increase to 1.5 times the original margin.
---------------------------------------------------------------------------------------------------------------
Compensating Interest:               With respect to any Distribution Date and any mortgage loan that was subject to a principal prepayment in full or in part during the related Prepayment
                                     Period, which principal prepayment was applied to such mortgage loan prior to such mortgage loan's Due Date during such Prepayment Period, the lesser of (x) the amount of interest that would have accrued on the amount of such principal prepayment during the period commencing on the date as of which such principal prepayment was applied to such mortgage loan and ending on the day immediately preceding such Due Date, inclusive and (y) an amount equal to one half of the lesser of (1) the Servicing Fee payable to the
                                     Servicer for the prior Due Period and (2) the aggregate Servicing Fee actually received by the Servicer for the prior Due Period.



                                       8

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Principal Remittance Amount:         For any Distribution Date, the sum of (a) the principal portion of all scheduled monthly payments on the mortgage loans on the related due date or received by the Servicer on or prior to the Servicer remittance date or advanced by the Servicer for the Servicer remittance date, (b) the principal portion of all proceeds of the repurchase of mortgage loans during the preceding calendar month; and (c) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the mortgage loans, including, without limitation, the principal portion of liquidation proceeds, insurance proceeds and condemnation proceeds of the mortgage loans received during the Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and any unreimbursed advances).
---------------------------------------------------------------------------------------------------------------
Principal Distribution Amount:       For any Distribution Date, the sum of (a) the Basic Principal Distribution
                                     Amount with respect to such Distribution Date and (b) the Extra Principal
                                     Distribution Amount.
---------------------------------------------------------------------------------------------------------------

Basic Principal Distribution         With respect to any Distribution Date, the excess of (i) the aggregate
Amount:                              Principal Remittance Amount for that Distribution Date over (ii) the Excess
                                     Overcollateralization Amount, if any, for that Distribution Date.
---------------------------------------------------------------------------------------------------------------
Excess Overcollateralization         With respect to any Distribution Date, the excess, if any, of (a) the
Amount:                              Overcollateralization Amount on that Distribution Date after taking into account payments to the LIBOR Certificates of the Principal Remittance
                                     Amount on such Distribution Date over (b) the Overcollateralization Target
                                     Amount.
---------------------------------------------------------------------------------------------------------------
Net Monthly Excess Cashflow:         For any Distribution Date, the excess of (x) the available funds for such
                                     Distribution Date over (y) the sum for such Distribution Date of (a) the aggregate amount of Accrued Certificate Interest for the Certificates and
                                     unpaid Interest Carryforward Amount for the Class I-A Certificates and (b)
                                     the aggregate Principal Remittance Amount used to make payments in respect of principal to the LIBOR Certificates and (c) Net Swap Payments owed to the
                                     Certificate Swap Provider and any Swap Termination Payments (other than
                                     Defaulted Swap Termination Payments) payable from available funds.
---------------------------------------------------------------------------------------------------------------
Extra Principal Distribution         For any Distribution Date, the lesser of (i) the Total Monthly Excess Spread
Amount:                              for such Distribution Date and (ii) the excess, if any, of (a) the
                                     Overcollateralization Target Amount over (b) the Overcollateralization
                                     Amount on such Distribution Date after taking into account payments to the
                                     LIBOR Certificates of the Principal Remittance Amount on such Distribution
                                     Date.
---------------------------------------------------------------------------------------------------------------
Overcollateralization Amount:        For any Distribution Date, the amount, if any, by which (i) the aggregate principal balance of the mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, after taking into account any Realized
                                     Losses on the mortgage loans incurred during the related Prepayment Period), exceeds (ii) the aggregate principal balance of the LIBOR Certificates as of such Distribution Date.
---------------------------------------------------------------------------------------------------------------
Senior Enhancement Percentage:       For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate class certificate balance of the Class I-M Certificates and (ii) the Overcollateralization Amount (after taking into account the distributions of the Principal Distribution Amount for that Distribution
                                     Date) by (y) the aggregate principal balance of the mortgage loans for that
                                     Distribution Date.
---------------------------------------------------------------------------------------------------------------
Senior Specified Enhancement         11.60%
Percentage:
---------------------------------------------------------------------------------------------------------------
Interest Carryforward Amount:        With respect to each class of LIBOR Certificates and each Distribution Date, is the excess of: (a) Accrued Certificate Interest for such class with respect to prior Distribution Dates, over (b)  the amount actually distributed to such class with respect to interest on prior Distribution
                                     Dates.
---------------------------------------------------------------------------------------------------------------
Stepdown Date:                       The earlier to occur of (a) the Distribution Date immediately following the
                                     Distribution Date on which the aggregate class certificate balance of the
                                     Class I-A Certificates has been reduced to zero and (b) the later to occur of (i) the distribution date in April 2010 and (ii) the first distribution date on which the Senior Enhancement Percentage for the Class I-A
                                     Certificates (calculated for this purpose only after taking into account payments of principal applied to reduce the stated principal balance of the mortgage loans for that Distribution Date but prior to any application of the Principal Distribution Amount to the Certificates and principal payments from the Certificate Swap Account to the Certificates on that Distribution
                                     Date) is greater than or equal to the Senior Specified Enhancement
                                     Percentage.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Trigger Event:                       A "Trigger Event," with respect to each Distribution Date,  exists if the three-month rolling average of the percent equal to the sum of the aggregate principal balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties over the sum of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period, equals or exceeds the product of 40.00% and the
                                     Senior Enhancement Percentage or if the Cumulative Loss Test has been violated.
---------------------------------------------------------------------------------------------------------------
Overcollateralization Floor:         An amount equal to 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-off Date.
---------------------------------------------------------------------------------------------------------------
Overcollateralization Target         The initial OC level for the LIBOR Certificates will equal approximately
Amount:                              0.65% of the Cut-off Date unpaid principal balance of the mortgage loans.
                                     The Overcollateralization Target Amount for the LIBOR Certificates will equal (i) prior to the Stepdown Date 0.65% of the Cut-off Date unpaid principal balance of the mortgage loans, (ii) on or after the Stepdown Date, if there is no Trigger Event in effect, the greater of (a) 1.30% of the unpaid principal balance of the mortgage loans (after taking into account principal received on the mortgage loans that is distributed on that
                                     Distribution Date) and (b) the Overcollateralization Floor and (iii) on or
                                     after the Stepdown Date, if a Trigger Event is in effect, the
                                     Overcollateralization Target Amount for the prior Distribution Date. On or after the date on which the aggregate class certificate balance of the LIBOR
                                     Certificates has been reduced to zero, the Overcollateralization Target
                                     Amount will equal zero.
---------------------------------------------------------------------------------------------------------------
Cumulative Loss Test:                The Cumulative Loss Test is violated on any Distribution Date if the aggregate amount of Realized Losses incurred on the mortgage loans since the
                                     Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the mortgage loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such
                                     Distribution Date.

                                     Distribution Date:                       Percentage:
                                     ------------------                       -----------
                                     April 2009 through March 2010:           0.20% with respect to April
                                                                              2009, plus an additional
                                                                              1/12th of 0.30% for each month
                                                                              thereafter through March 2010.


                                     April 2010 through March 2011:           0.50% with respect to April
                                                                              2010, plus an additional
                                                                              1/12th of 0.40% for each month
                                                                              thereafter through March 2011.


                                     April 2011 through March 2012:           0.90% with respect to April
                                                                              2011, plus an additional
                                                                              1/12th of 0.35% for each month
                                                                              thereafter through March 2012.


                                     April 2012 through March 2013:           1.25% with respect to April
                                                                              2012, plus an additional
                                                                              1/12th of 0.25% for each month
                                                                              thereafter through March 2013.


                                     April 2013 and thereafter:               1.50% with respect to April
                                                                              2013 and thereafter.


--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
Priority of Payments:                Payments on the Certificates will be made on the 25th day of each month (or the next business day thereafter). Interest Available will be distributed according to the following priority:

                                     Interest Payments:

                                     1.    From Interest Remittance Amount attributable to the Group I-1
                                           Mortgage Loans according to the related Accrued Certificate Interest and any unpaid Interest Carryforward Amounts for such class, as applicable, first, to the Class I-1-A Certificates and second, pro rata to the Class I-2-A Certificates to the extent unpaid in #2 bellow;

                                     2.    From Interest Remittance Amount attributable to the Group I-2
                                           Mortgage Loans according to the related Accrued Certificate Interest and any unpaid Interest Carryforward Amounts for such class, as applicable, first, pro rata to the Class I-2-A Certificates and second, to the Class I-1-A Certificates to the extent unpaid in #1 above;

                                     3.    From remaining Interest Available, to the holders of the Class I-M-1
                                           Certificates, the Accrued Certificate Interest for such class;

                                     4.    From remaining Interest Available, to the holders of the Class I-M-2
                                           Certificates, the Accrued Certificate Interest for such class;

                                     5.    From remaining Interest Available, to the holders of the Class I-M-3
                                           Certificates, the Accrued Certificate Interest for such class;

                                     6.    From remaining Interest Available, to the holders of the Class I-M-4
                                           Certificates, the Accrued Certificate Interest for such class;

                                     7.    From remaining Interest Available, to the holders of the Class I-M-5
                                           Certificates, the Accrued Certificate Interest for such class;

                                     8.    From remaining Interest Available, to the holders of the Class I-M-6
                                           Certificates, the Accrued Certificate Interest for such class;

                                     9.    From remaining Interest Available, to the holders of the Class I-M-7
                                           Certificates, the Accrued Certificate Interest for such class;

                                     10.   From remaining Interest Available, to the holders of the Class I-M-8
                                           Certificates, the Accrued Certificate Interest for such class; and

                                     11.   Any remainder to be included as Net Monthly Excess Cashflow as described below.


--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Priority of Payments (cont.):        Principal Distributions:
                                     Prior to the Stepdown Date or on a Distribution Date on which a Trigger
                                     -----------------------------------------------------------------------
                                     Event is in effect, an amount equal to the Principal Distribution Amount, in
                                     ----------------------------------------------------------------------------
                                     the following order of priority:
                                     --------------------------------

                                     1.    To the extent that interest funds are insufficient, any additional amounts necessary to make a Net Swap Payment and/or a Swap
                                           Termination Payment (other than a Swap Termination Payment due to a
                                           Defaulted Swap Termination Payment) due to the Certificate Swap
                                           Provider;

                                     2.    To the Class I-A Certificates, allocated between the Class I-A
                                           Certificates as described below, until their Class Certificate
                                           Balances have been reduced to zero;

                                     3.    To the holders of the Class I-M-1, Class I-M-2, Class I-M-3, Class
                                           I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8
                                           Certificates, sequentially in that order, until the certificate principal balance of each such class has been reduced to zero; and

                                     4.    Any remainder to be included as part of Net Monthly Excess Cashflow as described below.

                                     On or after the Stepdown Date and on a Distribution Date on which a Trigger
                                     ---------------------------------------------------------------------------
                                     Event is not in effect, an amount up to the Principal Distribution Amount,
                                     --------------------------------------------------------------------------
                                     in the following order of priority:
                                     -----------------------------------

                                     1.    To the extent that interest funds are insufficient, any additional amounts necessary to make a Net Swap Payment and/or a Swap
                                           Termination Payment (other than a Swap Termination Payment due to a
                                           Defaulted Swap Termination Payment) due to the Certificate Swap
                                           Provider;

                                     2.    To the Class I-A Certificates, allocated between the Class I-A
                                           Certificates as described below, until their Class Certificate
                                           Balances have been reduced to zero;

                                     3.    To the holders of the Class I-M-1 Certificates, the Class I-M-1
                                           Principal Distribution Amount until the certificate principal balance of such class has been reduced to zero;

                                     4.    To the holders of the Class I-M-2 Certificates, the Class I-M-2
                                           Principal Distribution Amount until the certificate principal balance of such class has been reduced to zero;

                                     5.    To the holders of the Class I-M-3 Certificates, the Class I-M-3
                                           Principal Distribution Amount until the certificate principal balance of such class has been reduced to zero;

                                     6.    To the holders of the Class I-M-4 Certificates, the Class I-M-4
                                           Principal Distribution Amount until the certificate principal balance of such class has been reduced to zero;

                                     7.    To the holders of the Class I-M-5 Certificates, the Class I-M-5
                                           Principal Distribution Amount until the certificate principal balance of such class has been reduced to zero;

                                     8.    To the holders of the Class I-M-6 Certificates, the Class I-M-6
                                           Principal Distribution Amount until the certificate principal balance of such class has been reduced to zero;

                                     9.    To the holders of the Class I-M-7 Certificates, the Class I-M-7
                                           Principal Distribution Amount until the certificate principal balance of such class has been reduced to zero;

                                     10.   To the holders of the Class I-M-8 Certificates, the Class I-M-8
                                           Principal Distribution Amount until the certificate principal balance of such class has been reduced to zero; and

                                     11.   Any remainder to be included as part of Net Monthly Excess Cashflow as described below.

---------------------------------------------------------------------------------------------------------------
Allocation of Principal Payments     All principal distributions to the holders of the Class I-A Certificates on
to I-A Certificates:                 any Distribution Date will be allocated concurrently between the Class
                                     I-1-A Certificates and the Class I-2-A Certificates, based on the Class A
                                     Principal Allocation Percentage for the Class I-1-A Certificates and the
                                     Class I-2-A Certificates, as applicable. However, if the Class Certificate
                                     Balances of the Class I-A Certificates in any Class I-A Certificate Group
                                     are reduced to zero, then the remaining amount of principal distributions distributable to the Class I-A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent
                                     Distribution Dates, will be distributed to the holders of the Class I-A
                                     Certificates in the other Class I-A Certificate Group pro rata based on the remaining outstanding balances, in accordance with the principal distribution allocations described herein, until their Class Certificate
                                     Balances have been reduced to zero. Any payments of principal to the Class
                                     I-1-A Certificates will be made first from payments relating to the Group
                                     I-1 Mortgage Loans, and any payments of principal to the Class I-2-A
                                     Certificates will be made first from payments relating to the Group I-2
                                     Mortgage Loans.

                                     Any principal distributions allocated to the Class I-2-A Certificates are required to be distributed pro rata between Class I-2-A-1, and Class
                                     I-2-A-2 Certificates.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Class A Principal Allocation         For any Distribution Date is the percentage equivalent of a fraction,
Percentage:                          determined as follows:

                                     1.    with respect to the Class I-1-A Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the Group I-1 Mortgage Loans and the denominator of which is the Principal Remittance Amount for that
                                           Distribution Date; and

                                     2.    with respect to the Class I-2-A Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the Group I-2 Mortgage Loans and the denominator of which is the Principal Remittance Amount for that
                                           Distribution Date.
---------------------------------------------------------------------------------------------------------------
Priority of Payments (cont.):        Net Monthly Excess Cashflow:

                                     With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid to the classes of certificates in the following order of priority, in each case to the extent of the remaining Net Monthly Excess Cashflow:

                                     1.    To the Class I-A and Class I-M Certificates then entitled to receive distributions in respect of principal, in an amount equal to the
                                           Extra Principal Distribution Amount, payable to such classes of certificates as part of the Principal Distribution Amount as described under "Principal Distributions" above;

                                     2.    Sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3, Class
                                           I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8
                                           Certificates, in that order, in each case in an amount equal to any
                                           Interest Carryforward Amount for each such class;

                                     3.    To the Class I-A Certificates as follows:

                                           a.   To the Class I-1-A and Class I-2-A Certificates, on a pro rata basis, based on such Unpaid Realized Loss Amount, in an amount equal to the Unpaid Realized Loss Amount for each such class;

                                           b.   Among the Class I-2-A Certificates, first to the Class I-2-A-1 and then to the Class I-2-A-2, in an amount equal to the Unpaid
                                                Realized Loss Amount for such class;

                                     4.    Sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3, Class
                                           I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8
                                           Certificates, in that order, in each case in an amount equal to the
                                           Unpaid Realized Loss Amount for each such class;

                                     5.    Pro rata, to the Class I-A Certificates, to the extent needed to pay any unpaid Net Rate Carryover for each such class in proportion to such amounts;

                                     6.    Sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3, Class
                                           I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8
                                           Certificates, in that order, to the extent needed to pay any unpaid
                                           Net Rate Carryover for each such class;

                                     7.    To the Certificate Swap Account, the amount of any Defaulted Swap
                                           Termination Payment due to the Certificate Swap Provider under the
                                           Certificate Swap Agreement; and

                                     8.    To fund distributions to the holders of the Class I-CE and I-R
                                           Certificates in each case in the amounts specified in the pooling and servicing agreement.

---------------------------------------------------------------------------------------------------------------
Net Rate Carryover:                  If on any Distribution Date, the Certificate Interest Rate for any class of
                                     LIBOR Certificates is based upon the Group I-1 Loan Cap, Group I-2 Loan Cap or Pool Cap, as applicable, the sum of (x) the excess of (i) the amount of
                                     Accrued Certificate Interest that would otherwise have been distributable on that Distribution Date had the Certificate Interest Rate not been subject to the Group I-1 Loan Cap, Group I-2 Loan Cap or Pool Cap, as
                                     applicable, over (ii) the amount of Accrued Certificate Interest distributable on such class of certificates on that Distribution Date based on the Group I-1 Loan Cap, Group I-2 Loan Cap or Pool Cap, as applicable and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Certificate Interest Rate on that class of certificates, without giving effect to the Group I-1 Loan Cap, Group I-2 Loan Cap or Pool Cap, as
                                     applicable) is the "Net Rate Carryover" on those classes of certificates.


--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Group I-1 Loan Cap:                  Product of:

                                     (i)   (a) the weighted average of the net mortgage rates for the Group I-1
                                           Mortgage Loans then in effect on the beginning of the related Due
                                           Period, minus (b) the product of (x) the Net Swap Payment plus any
                                           Swap Termination Payment (other than a Defaulted Swap Termination
                                           Payment) made to the Swap Provider, if any, from available funds expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment plus any Swap Termination
                                           Payment (other than a Defaulted Swap Termination Payment) made to the
                                           Swap Provider from available funds and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans (the
                                           "Net Swap Payment Rate") and (y) 12.

                                     (ii)  a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

---------------------------------------------------------------------------------------------------------------
Group I-2 Loan Cap:                   (i)   (a) the weighted average of the net mortgage rates for the Group I-2
                                           Mortgage Loans then in effect on the beginning of the related Due
                                           Period, minus (b) the product of (x) the Net Swap Payment plus any
                                           Swap Termination Payment (other than a Defaulted Swap Termination
                                           Payment) made to the Swap Provider, if any, from available funds expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment plus any Swap Termination
                                           Payment (other than a Defaulted Swap Termination Payment) made to the
                                           Swap Provider from available funds and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans (the
                                           "Net Swap Payment Rate") and (y) 12.

                                     (ii)  a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

---------------------------------------------------------------------------------------------------------------
Pool Cap:                            The weighted average of (a) Group I-1 Loan Cap and (b) Group I-2 Loan Cap weighted on the basis of the related Group Subordinated Amount.

---------------------------------------------------------------------------------------------------------------
Group Subordinated Amount:           For any Distribution Date,

                                     (i)   for the Group I-1 Mortgage Loans, will be equal to the excess of the aggregate principal balance of the Group I-1 Mortgage Loans as of the beginning of the related Due Period over the Class Certificate
                                           Balance of the Class I-1-A Certificates immediately prior to such
                                           Distribution Date and

                                     (ii)  for the Group I-2 Mortgage Loans, will be equal to the excess of the aggregate principal balance of the Group I-2 Mortgage Loans as of the beginning of the related Due Period over the Class Certificate
                                           Balance of the Class I-2-A Certificates Immediately prior to such
                                           Distribution Date.

---------------------------------------------------------------------------------------------------------------
Class I-A Principal                  The Class I-A Principal Distribution Amount is an amount equal to the
Distribution Amount:                 excess, if any, of (x) the aggregate certificate principal balance of the
                                     Class I-A Certificates immediately prior to such Distribution Date over (y)
                                     the lesser of (A) the product of (i) 88.40% and (ii) the principal balance of the mortgage loans as of the last day of the related Due Period and (B)
                                     the aggregate principal balance of the mortgage loans as of the last day of the Due Period minus the Overcollateralization Floor.

---------------------------------------------------------------------------------------------------------------
Class I-M-1 Principal                The Class I-M-1 Principal Distribution Amount is an amount equal to the
Distribution Amount:                 excess, if any, of (x) the sum of (i) the aggregate certificate principal balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount) and (ii) the
                                     certificate principal balance of the Class I-M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of
                                     (i) 91.10% and (ii) the principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.

---------------------------------------------------------------------------------------------------------------
Class I-M-2 Principal                The Class I-M-2 Principal Distribution Amount is an amount equal to the
Distribution Amount:                 excess, if any, of (x) the sum of (i) the aggregate certificate principal balance of the Class I-A and Class I-M-1 Certificates (after taking into account the payment of the Class I-A and Class I-M-1 Principal Distribution
                                     Amount) and (ii) the Certificate Principal Balance of the Class I-M-2
                                     Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.80% and (ii) the principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Class I-M-3 Principal                The Class I-M-3 Principal Distribution Amount is an amount equal to the
Distribution Amount:                 excess, if any, of (x) the sum of (i) the aggregate certificate principal balance of the Class I-A, Class I-M-1 and Class I-M-2 Certificates (after taking into account the payment of the Class I-A, Class I-M-1 and Class
                                     I-M-2 Principal Distribution Amount) and (ii) the Certificate principal balance of the Class I-M-3 Certificates immediately prior to such
                                     Distribution Date over (y) the lesser of (A) the product of (i) 93.80% and
                                     (ii) the principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus the
                                     Overcollateralization Floor.

---------------------------------------------------------------------------------------------------------------
Class I-M-4 Principal                The Class I-M-4 Principal Distribution Amount is an amount equal to the
Distribution Amount:                 excess, if any, of (x) the sum of (i) the aggregate certificate principal balance of the Class I-A, Class I-M-1, Class I-M-2 and Class I-M-3
                                     Certificates (after taking into account the payment of the Class I-A, Class
                                     I-M-1, Class I-M-2 and Class I-M-3 Principal Distribution Amount) and (ii)
                                     the certificate principal balance of the Class I-M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.80% and (ii) the principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.

---------------------------------------------------------------------------------------------------------------
Class I-M-5 Principal                The Class I-M-5 Principal Distribution Amount is an amount equal to the
Distribution Amount:                 excess, if any, of (x) the sum of (i) the aggregate certificate principal balance of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3 and Class
                                     I-M-4 Certificates (after taking into account the payment of the Class I-A,
                                     Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Principal
                                     Distribution Amount) and (ii) the certificate principal balance of the
                                     Class I-M-5 Certificates immediately prior to such Distribution Date over
                                     (y) the lesser of (A) the product of (i) 95.80% and (ii) the principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related mortgage loans as of the last day of the related Due Period minus the Overcollateralization
                                     Floor.
---------------------------------------------------------------------------------------------------------------
Class I-M-6 Principal                The Class I-M-6 Principal Distribution Amount is an amount equal to the
Distribution Amount:                 excess, if any, of (x) the sum of (i) the aggregate certificate principal balance of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class
                                     I-M-4 and Class I-M-5 Certificates (after taking into account the payment of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and
                                     Class I-M-5 Principal Distribution Amount) and (ii) the certificate principal balance of the Class I-M-6 Certificates immediately prior to such
                                     Distribution Date over (y) the lesser of (A) the product of (i) 96.80% and
                                     (ii) the principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related mortgage loans as of the last day of the related Due Period minus the
                                     Overcollateralization Floor.

---------------------------------------------------------------------------------------------------------------
Class I-M-7 Principal                The Class I-M-7 Principal Distribution Amount is an amount equal to the
Distribution Amount:                 excess, if any, of (x) the sum of (i) the aggregate certificate principal balance of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class
                                     I-M-4, Class I-M-5 and Class I-M-6 Certificates (after taking into account the payment of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class
                                     I-M-4, Class I-M-5 and Class I-M-6 Principal Distribution Amount) and (ii)
                                     the certificate principal balance of the Class I-M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.70% and (ii) the principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.

---------------------------------------------------------------------------------------------------------------
Class I-M-8 Principal                The Class I-M-8 Principal Distribution Amount is an amount equal to the
Distribution Amount:                 excess, if any, of (x) the sum of (i) the aggregate certificate principal balance of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class
                                     I-M-4, Class I-M-5, Class I-M-6 and Class I-M-7 Certificates (after taking into account the payment of the Class I-A, Class I-M-1, Class I-M-2, Class
                                     I-M-3, Class I-M-4, Class I-M-5, Class I-M-6 and Class I-M-7 Principal
                                     Distribution Amount) and (ii) the certificate principal balance of the
                                     Class I-M-8 Certificates immediately prior to such Distribution Date over
                                     (y) the lesser of (A) the product of (i) 98.70% and (ii) the principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related mortgage loans as of the last day of the related Due Period minus the Overcollateralization
                                     Floor.

---------------------------------------------------------------------------------------------------------------
Total Monthly Excess Spread:         As to any Distribution Date equals the excess, if any, of (x) the interest on the mortgage loans received by the Servicer on or prior to the related date of determination or advanced by the Servicer for the Servicer remittance date, net of the Servicing Fee and any payments made in respect of premium on lender paid mortgage insurance, over (y) the sum of the amount paid as interest to the Certificates at their respective interest rates and any Net Swap Payment and Swap Termination Payment (other than a
                                     Defaulted Swap Termination Payment) payable to the Certificate Swap
                                     Provider from available funds.

---------------------------------------------------------------------------------------------------------------
Realized Losses:                     With respect to any Distribution Date and any defaulted mortgage loan, the excess of the Stated Principal Balance of such defaulted mortgage loan over the liquidation proceeds allocated to principal that have been received with respect to such mortgage loan on or at any time prior to the Due
                                     Period after such mortgage loan has been liquidated.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------
Allocation of Losses:                After the credit enhancement provided by excess cashflow and overcollateralization (if any) and interest rate support provided by Net
                                     Swap Payments paid to the trust have been exhausted, collections otherwise payable to the Class I-M Certificates will comprise the sole source of funds from which credit enhancement is provided to the Class I-A
                                     Certificates. Realized losses are allocated to the Class I-M Certificates, beginning with the Class I-M Certificates with the lowest distribution priority, until the class certificate balance of the Class I-M Certificates has been reduced to zero. If the aggregate class certificate balance of the
                                     Class I-M Certificates is reduced to zero, any realized losses will be allocated pro rata among the Class I-1-A Certificates and Class I-2-A
                                     Certificates. Among the Class I-2-A Certificates realized losses are allocated first to the Class I-2-A-2 Certificates and then to the Class
                                     I-2-A-1 Certificates.

---------------------------------------------------------------------------------------------------------------
Applied Realized Loss Amounts:       If on any Distribution Date, after giving effect to the distributions described above, the aggregate class certificate balance of the LIBOR
                                     Certificates exceeds the aggregate principal balance of the mortgage loans, the amount of such excess will be applied to reduce the class certificate balances of the Class I-M-8, Class I-M-7 Class I-M-6, Class I-M-5, Class
                                     I-M-4, Class I-M-3, Class I-M-2 and Class I-M-1 Certificates, sequentially in that order, in each case until the class certificate balance of such class has been reduced to zero. After the class certificate balances of the
                                     Class I-M certificates have been reduced to zero, if the aggregate class certificate balance of the Class I-A certificates exceeds the aggregate principal balance of the mortgage loans, the amount of such excess will be applied to reduce the class certificate balances of the Class I-A
                                     Certificates in the following order: pro rata among the Class I-1-A
                                     Certificates and Class I-2-A Certificates. Among the Class I-2-A
                                     Certificates realized losses are allocated first to the Class I-2-A-2
                                     Certificates and then to the Class I-2-A-1 Certificates. Any such reduction described in this paragraph is an "Applied Realized Loss Amount."

                                     Interest on any class of certificates, the class certificate balance of which has been reduced through the application of Applied Realized Loss
                                     Amounts as described above, will accrue for the related class of certificates on the class certificate balance as so reduced unless the class certificate balance is subsequently increased due to the allocation of subsequent recoveries to the class certificate balance of such class as is further described in "Priority of Payments - Net Monthly Excess
                                     Cashflow" above.
---------------------------------------------------------------------------------------------------------------
Unpaid Realized Loss Amount:         For any class of Certificates, (x) the portion of the aggregate Applied
                                     Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the class certificate balance of that class due to the allocation of Subsequent
                                     Recoveries to the class certificate balance of that class.
---------------------------------------------------------------------------------------------------------------
Subsequent Recoveries:               Unexpected recoveries received after the determination by the Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a mortgage loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the
                                     Servicer in connection with the liquidation of any mortgage loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Certificate Swap Agreement:          On or before the closing date, the trust will enter into an interest rate swap agreement with Barclays Bank PLC, as Certificate Swap Provider. The trustee will be appointed to receive and distribute funds on behalf of the trust, pursuant to the Certificate Swap Agreement, and an account will be established to deposit funds so received ("Certificate Swap Account"). On each payment date, the trustee, on behalf of the trust will be obligated to make fixed payments under the Certificate Swap Agreement at a rate of
                                     4.9046% (1) per annum and the Certificate Swap Provider will be obligated to make floating payments at one-month LIBOR (as determined pursuant to the related Certificate Swap Agreement), in each case calculated on a notional amount equal to the applicable scheduled notional amount for the related payment date, adjusted to a monthly basis. With respect to each payment date, only the net amount of the two obligations will be paid by the appropriate party ("Net Swap Payment").

                                     To the extent that a fixed payment exceeds a floating payment on any payment date, amounts otherwise available to certificateholders will be applied to make a Net Swap Payment to the Certificate Swap Provider, and to
                                     the extent that a floating payment exceeds a fixed payment on any payment date, the Certificate Swap Provider will owe a Net Swap Payment to the trust. Any net amounts received by the trust under the Certificate Swap
                                     Agreement will be deposited in the Certificate Swap Account and applied to make payments as described in "Distributions from the Certificate Swap
                                     Account" below. The Certificate Swap Agreement will provide only temporary, limited protection against upward movements in One-Month LIBOR, and, to the extent described in this term sheet, may diminish the amount of basis risk shortfalls experienced by the Certificates during the periods the
                                     Certificate Swap Agreement is in effect, as specified in the Certificate
                                     Swap Agreement.

                                     Upon early termination of either of the Certificate Swap Agreement, the trust, or the swap provider may be liable to make a Swap Termination
                                     Payment to the other party (regardless of which party has caused the termination). A Swap Termination Payment will be computed in accordance with the procedures set forth in the Certificate Swap Agreement (any such payment, a "Swap Termination Payment"). In the event that the trust is required to make a Swap Termination Payment to the Certificate Swap
                                     Provider, such amount (to the extent not paid by the trustee from any upfront payment received pursuant to any replacement Certificate Swap
                                     Agreement that may be entered into by the trust) will be paid by the trust on the related payment date and on any subsequent payment dates until paid in full, prior to any distribution to the certificateholders, except for certain Swap Termination Payment resulting from an event of default or certain termination events with respect to the Certificate Swap Provider as will be further described in the prospectus supplement (a "Defaulted Swap
                                     Termination Payment"), for which payments by the trust to the Certificate
                                     Swap Provider will be subordinated to all distributions to the certificateholders.

                                     (1) The swap rate may be adjusted by a multiple from 0.98 to 1.02 based on the final collateral pool.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Distributions from the Certificate   On or prior to each Distribution Date, following the distributions of Net
Swap Account:                        Monthly Excess Cashflow described under "Priority of Payments - Net Monthly
                                     Excess Cashflow" above, the trustee shall distribute any amounts on deposit in the Certificate Swap Account in the following amounts and order of priority:

                                     1.    to the Certificate Swap Provider, the sum of (x) all Net Swap
                                           Payments and (y) any Swap Termination Payment, other than a Defaulted
                                           Swap Termination Payment, if any, owed to the Certificate Swap
                                           Provider for that Distribution Date (to the extent not previously paid by a replacement swap provider);

                                     2.    concurrently to the holders of the Class I-A Certificates, pro rata based on their respective entitlements, any remaining Accrued
                                           Certificate Interest and Interest Carryforward Amount;

                                     3.    sequentially, to the holders of the Class I-M-1, Class I-M-2, Class
                                           I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class
                                           I-M-8 Certificates, in that order, in each case in an amount equal to any remaining Accrued Certificate Interest and Interest Carryforward
                                           Amount for such class;

                                     4.    concurrently, to the holders of the Class I-A Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate
                                           Carryover;

                                     5.    sequentially, to the holders of the Class I-M-1, Class I-M-2, Class
                                           I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class
                                           I-M-8 Certificates, in that order, to the extent needed to pay any remaining Net Rate Carryover for each such class;

                                     6.    to the extent not paid from available funds, from the Certificate
                                           Swap Account, to pay any principal on the Class I-A Certificates and on the Class I-M Certificates, in accordance with the principal payment provisions described above (under "Priority of Payments -
                                           Principal Distributions") in an amount necessary to restore the applicable Overcollateralization Target Amount as a result of current or prior Realized Losses not previously reimbursed;

                                     7.    To the Class I-A Certificates in the following order:

                                           a.   To the holders of the Class I-1-A and Class I-2-A Certificates, on a pro rata basis, in an amount and based on an amount equal to the remaining Unpaid Realized Loss Amount for each such class;

                                           b.   among the holders of the Class I-2-A Certificates, first to the
                                                Class I-2-A-1 and then to the Class I-1-A-2 Certificates;

                                     8.    sequentially, to the holders of the Class I-M-1, Class I-M-2, Class
                                           I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class
                                           I-M-8 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such class;

                                     9.    to the Certificate Swap Provider, any Defaulted Swap Termination
                                           Payment owed to the Certificate Swap Provider for that Distribution
                                           Date; and

                                     10.   to the holders of the Class I-CE Certificates, any remaining amounts.

                                     Following the distributions of amounts in the Certificate Swap Account pursuant to the priorities set forth above, the trustee will distribute any remaining amount on deposit in the Certificate Swap Account to the
                                     Certificate Swap Provider, only to the extent necessary to cover any Swap
                                     Termination Payment under the Certificate Swap Agreement due to a Defaulted
                                     Swap Termination Payment payable to the Swap Counterparty with respect to such Distribution Date.

---------------------------------------------------------------------------------------------------------------

Certificate Swap Provider:           Barclays Bank PLC ("Barclays").

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------

Swap Agreement Balance Schedule
-------------------------------


Period       Date          Notional (1)     Period       Date         Notional
------   ------------   -----------------   ------   ------------   --------------
     1   4/25/2007      $1,055,251,928.42       61   4/25/2012      $13,904,641.97
     2   5/25/2007      $1,024,286,799.33       62   5/25/2012      $13,495,585.10
     3   6/25/2007        $994,229,971.94       63   6/25/2012      $13,098,552.20
     4   7/25/2007        $965,054,810.95       64   7/25/2012      $12,713,190.05
     5   8/25/2007        $936,735,461.93       65   8/25/2012      $12,339,155.85
     6   9/25/2007        $909,246,828.43       66   9/25/2012      $11,976,116.81
     7   10/25/2007       $882,564,549.75       67   10/25/2012     $11,623,749.95
     8   11/25/2007       $856,664,979.43       68   11/25/2012     $11,281,741.76
     9   12/25/2007       $831,525,164.22       69   12/25/2012     $10,949,787.92
    10   1/25/2008        $807,122,823.87       70   1/25/2013      $10,627,593.07
    11   2/25/2008        $783,436,331.31       71   2/25/2013      $10,314,870.52
    12   3/25/2008        $760,444,693.56       72   3/25/2013      $10,011,341.96
    13   4/25/2008        $738,127,533.11       73   4/25/2013       $9,716,737.31
    14   5/25/2008        $716,465,069.90       74   5/25/2013       $9,416,825.01
    15   6/25/2008        $695,438,103.81       75   6/25/2013       $9,139,698.40
    16   7/25/2008        $675,027,997.64       76   7/25/2013       $8,807,251.92
    17   8/25/2008        $655,216,660.62       77   8/25/2013       $8,548,061.12
    18   9/25/2008        $635,986,532.40       78   9/25/2013       $8,296,491.30
    19   10/25/2008       $617,320,567.49       79   10/25/2013      $8,052,318.50
    20   11/25/2008       $599,202,220.17       80   11/25/2013      $7,647,428.58
    21   12/25/2008       $581,615,429.85       81   12/25/2013      $7,008,556.15
    22   1/25/2009        $564,395,585.83       82   1/25/2014       $5,346,628.25
    23   2/25/2009        $547,699,858.35       83   2/25/2014       $3,297,721.83
    24   3/25/2009        $531,624,157.24       84   3/25/2014         $959,796.43
    25   4/25/2009        $516,020,103.18       85   4/25/2014         $931,471.43
    26   5/25/2009        $500,873,863.11       86   5/25/2014         $903,981.12
    27   6/25/2009        $486,172,009.57       87   6/25/2014         $877,300.93
    28   7/25/2009        $471,901,508.84       88   7/25/2014         $851,406.99
    29   8/25/2009        $457,906,148.82       89   8/25/2014         $826,276.17
    30   9/25/2009        $443,228,232.52       90   9/25/2014         $801,886.01
    31   10/25/2009       $429,932,840.65       91   10/25/2014        $778,214.70
    32   11/25/2009       $415,205,491.20       92   11/25/2014        $755,241.10
    33   12/25/2009       $402,531,268.08       93   12/25/2014        $732,944.64
    34   1/25/2010        $386,913,857.30       94   1/25/2015         $711,305.42
    35   2/25/2010        $371,765,040.95       95   2/25/2015         $690,304.06
    36   3/25/2010        $359,357,731.76       96   3/25/2015         $669,921.79
    37   4/25/2010        $348,808,762.14       97   4/25/2015         $650,140.40
    38   5/25/2010        $338,569,322.11       98   5/25/2015         $630,942.17
    39   6/25/2010        $328,630,332.66       99   6/25/2015         $612,309.96
    40   7/25/2010        $318,982,980.97      100   7/25/2015         $594,227.07
    41   8/25/2010        $309,618,712.66      101   8/25/2015         $576,677.36
    42   9/25/2010        $300,529,224.21      102   9/25/2015         $559,645.11
    43   10/25/2010       $291,706,455.58      103   10/25/2015        $543,115.09
    44   11/25/2010       $283,142,583.07      104   11/25/2015        $527,072.49
    45   12/25/2010       $274,830,012.42      105   12/25/2015        $511,502.98
    46   1/25/2011        $266,761,372.06      106   1/25/2016         $496,392.63
    47   2/25/2011        $258,929,506.59      107   2/25/2016         $481,727.89
    48   3/25/2011        $251,327,470.45      108   3/25/2016         $467,495.67
    49   4/25/2011        $243,948,521.74      109   4/25/2016         $453,683.21
    50   5/25/2011        $236,786,116.29      110   5/25/2016         $440,278.14
    51   6/25/2011        $229,833,901.82      111   6/25/2016         $427,268.47
    52   7/25/2011        $223,054,682.75      112   7/25/2016         $414,642.57
    53   8/25/2011        $216,505,482.07      113   8/25/2016         $402,389.11
    54   9/25/2011        $210,124,506.25      114   9/25/2016         $358,223.64
    55   10/25/2011       $203,805,243.16      115   10/25/2016        $347,671.67
    56   11/25/2011       $197,214,568.25      116   11/25/2016        $333,122.56
    57   12/25/2011       $190,941,168.20      117   12/25/2016        $308,273.78
    58   1/25/2012        $173,543,070.18      118   1/25/2017         $104,124.15
    59   2/25/2012        $127,483,498.86      119   2/25/2017          $33,332.70
    60   3/25/2012         $14,326,086.69      120   3/25/2017               $0.00
------   ------------   -----------------   ------   ------------   --------------

(1) The notional balance will be adjusted +/ - 5% based upon the final collateral pool.


Interest Available Rate
-----------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------

Interest Available Rate:             On any Distribution Date and any class of LIBOR Certificates, the per annum rate equal to (a) the interest received from the mortgage loans adjusted to account for any Net Swap Payments or Swap Termination Payments payable the
                                     Certificate Swap Provider divided by the aggregate principal balance of the mortgage loans and multiplied by (b) a fraction equal to (x) 360 divided by
                                     (y) the actual number of days in the related Accrual Period.

The information in the following table has been prepared in accordance with the following assumptions: (i) day count convention of Actual/360 is applied and
(ii) assumptions stated below. It is highly unlikely, however, that the prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.



          AFC at 25% CPR incl. both Neg and Pos Swap              AFC at 25% CPR incl. both Neg and Pos Swap
                   All  Benchmarks at 20%                                    All Benchmarks at 20%

Date        Class I-1-A    Class I-2-A    Class I-M        Date        Class I-1-A    Class I-2-A    Class I-M
---------   -----------    -----------    ---------        --------    -----------    -----------    ---------
25-Apr-07          7.53            7.59        7.56        25-Apr-11           6.52           6.55         6.54
25-May-07          6.65            6.71        6.68        25-May-11           6.61           6.64         6.62
25-Jun-07          6.60            6.66        6.64        25-Jun-11           6.51           6.54         6.53
25-Jul-07          6.65            6.71        6.68        25-Jul-11           6.60           6.63         6.62
25-Aug-07          6.60            6.65        6.63        25-Aug-11           6.51           6.54         6.53
25-Sep-07          6.59            6.65        6.63        25-Sep-11           6.51           6.54         6.52
25-Oct-07          6.64            6.70        6.67        25-Oct-11           6.60           6.63         6.62
25-Nov-07          6.59            6.65        6.62        25-Nov-11           6.50           6.53         6.52
25-Dec-07          6.64            6.70        6.67        25-Dec-11           6.60           6.63         6.62
25-Jan-08          6.58            6.64        6.61        25-Jan-12           6.50           6.58         6.54
25-Feb-08          6.58            6.64        6.61        25-Feb-12           6.69           6.64         6.66
25-Mar-08          6.69            6.75        6.72        25-Mar-12           7.37           7.43         7.40
25-Apr-08          6.57            6.63        6.60        25-Apr-12           6.91           6.98         6.95
25-May-08          6.62            6.68        6.66        25-May-12           7.13           7.20         7.17
25-Jun-08          6.57            6.62        6.60        25-Jun-12           6.91           6.98         6.95
25-Jul-08          6.62            6.68        6.65        25-Jul-12           7.13           7.20         7.17
25-Aug-08          6.56            6.62        6.59        25-Aug-12           6.91           6.98         6.95
25-Sep-08          6.56            6.61        6.59        25-Sep-12           6.91           6.97         6.95
25-Oct-08          6.61            6.67        6.65        25-Oct-12           7.13           7.20         7.17
25-Nov-08          6.55            6.61        6.58        25-Nov-12           6.91           6.97         6.95
25-Dec-08          6.61            6.67        6.64        25-Dec-12           7.13           7.20         7.17
25-Jan-09          6.55            6.60        6.58        25-Jan-13           6.91           6.97         6.95
25-Feb-09          6.54            6.60        6.57        25-Feb-13           6.91           6.97         6.95
25-Mar-09          6.75            6.81        6.78        25-Mar-13           7.62           7.69         7.66
25-Apr-09          6.54            6.59        6.57        25-Apr-13           6.91           6.97         6.94
25-May-09          6.60            6.66        6.63        25-May-13           7.13           7.20         7.17
25-Jun-09          6.53            6.59        6.56        25-Jun-13           6.91           6.97         6.94
25-Jul-09          6.60            6.65        6.63        25-Jul-13           7.13           7.20         7.17
25-Aug-09          6.53            6.58        6.56        25-Aug-13           6.91           6.97         6.94
25-Sep-09          6.52            6.58        6.56        25-Sep-13           6.91           6.97         6.94
25-Oct-09          6.59            6.65        6.62        25-Oct-13           7.13           7.20         7.17
25-Nov-09          6.53            6.57        6.55        25-Nov-13           6.91           6.97         6.95
25-Dec-09          6.60            6.66        6.63        25-Dec-13           7.14           7.20         7.17
25-Jan-10          6.52            6.58        6.56        25-Jan-14           6.92           6.97         6.95
25-Feb-10          6.55            6.58        6.57        25-Feb-14           6.96           6.97         6.97
25-Mar-10          6.80            6.83        6.82        25-Mar-14           7.75           7.71         7.73
25-Apr-10          6.55            6.57        6.56        25-Apr-14           7.00           6.97         6.98
25-May-10          6.63            6.65        6.64        25-May-14           7.23           7.20         7.21
25-Jun-10          6.54            6.57        6.56        25-Jun-14           7.00           6.97         6.98
25-Jul-10          6.62            6.65        6.64        25-Jul-14           7.23           7.20         7.21
25-Aug-10          6.54            6.57        6.56        25-Aug-14           7.00           6.97         6.98
25-Sep-10          6.54            6.57        6.55        25-Sep-14           7.00           6.97         6.98
25-Oct-10          6.62            6.65        6.64        25-Oct-14           7.23           7.20         7.21
25-Nov-10          6.53            6.56        6.55        25-Nov-14           7.00           6.97         6.98
25-Dec-10          6.61            6.65        6.63        25-Dec-14           7.23           7.20         7.21
25-Jan-11          6.53            6.56        6.54        25-Jan-15           7.00           6.97         6.98
25-Feb-11          6.52            6.55        6.54        25-Feb-15           7.00           6.97         6.98
25-Mar-11          6.80            6.84        6.82        25-Mar-15           7.75           7.71         7.73



Assumes 1-month LIBOR, 6-month LIBOR, 1-year LIBOR and CMT remain constant at 5.320%, 5.34%, 5.244%, and 4.927%, respectively, and the cashflows are run to the Optional Clean-Up Call at the pricing speed. Reflects both payments made to and received from the Certificate Swap Provider.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------

Interest Available Rate (cont.)
------------------------------



       AFC at 25% CPR incl. both Neg and Pos              AFC at 25% CPR incl. both Neg and Pos
        Swap All Benchmarks at Pricing Rates                Swap All Benchmarks at Pricing Rates

Date   Class I-1-A   Class I-2-A   Class I-M        Date   Class I-1-A   Class I-2-A   Class I-M
----   -----------   -----------   ---------        ----   -----------   -----------   ---------
25-Apr-      22.11         22.18       22.15        25-Apr-      17.36         17.32       17.34
25-May-      21.15         21.21       21.19        25-May-      17.39         17.35       17.37
25-Jun-      21.02         21.08       21.05        25-Jun-      17.23         17.20       17.21
25-Jul-      20.98         21.04       21.02        25-Jul-      17.26         17.23       17.24
25-Aug-      20.85         20.91       20.88        25-Aug-      17.11         17.07       17.09
25-Sep-      20.77         20.82       20.80        25-Sep-      17.05         17.01       17.03
25-Oct-      20.73         20.79       20.76        25-Oct-      17.09         17.04       17.06
25-Nov-      20.60         20.65       20.63        25-Nov-      16.90         16.86       16.88
25-Dec-      20.57         20.62       20.60        25-Dec-      16.96         16.87       16.91
25-Jan-      20.43         20.49       20.46        25-Jan-      16.25         16.54       16.41
25-Feb-      20.35         20.41       20.38        25-Feb-      15.36         14.99       15.16
25-Mar-      20.38         20.44       20.41        25-Mar-      11.85         12.35       12.12
25-Apr-      20.18         20.24       20.22        25-Apr-      11.17         11.62       11.42
25-May-      20.16         20.22       20.19        25-May-      11.50         11.97       11.76
25-Jun-      20.02         20.08       20.05        25-Jun-      11.16         11.61       11.41
25-Jul-      20.00         20.06       20.03        25-Jul-      11.49         11.96       11.75
25-Aug-      19.86         19.92       19.89        25-Aug-      11.15         11.60       11.40
25-Sep-      19.78         19.84       19.82        25-Sep-      11.15         11.60       11.39
25-Oct-      19.76         19.82       19.80        25-Oct-      11.48         11.95       11.73
25-Nov-      19.63         19.68       19.66        25-Nov-      11.14         11.59       11.38
25-Dec-      19.61         19.67       19.64        25-Dec-      11.47         11.94       11.72
25-Jan-      19.47         19.53       19.50        25-Jan-      11.13         11.58       11.38
25-Feb-      19.39         19.45       19.42        25-Feb-      11.12         11.58       11.37
25-Mar-      19.52         19.58       19.55        25-Mar-      12.21         12.70       12.48
25-Apr-      19.24         19.29       19.27        25-Apr-      11.12         11.57       11.37
25-May-      19.23         19.29       19.26        25-May-      11.45         11.92       11.71
25-Jun-      19.09         19.14       19.12        25-Jun-      11.11         11.56       11.36
25-Jul-      19.08         19.14       19.11        25-Jul-      11.44         11.90       11.70
25-Aug-      18.94         18.99       18.97        25-Aug-      11.10         11.55       11.35
25-Sep-      18.83         18.89       18.86        25-Sep-      11.10         11.54       11.34
25-Oct-      18.83         18.88       18.86        25-Oct-      11.43         11.89       11.68
25-Nov-      18.63         18.67       18.65        25-Nov-      11.10         11.52       11.33
25-Dec-      18.62         18.68       18.65        25-Dec-      11.44         11.84       11.66
25-Jan-      18.37         18.42       18.39        25-Jan-      10.97         11.39       11.20
25-Feb-      18.23         18.24       18.24        25-Feb-      11.00         11.24       11.13
25-Mar-      18.38         18.40       18.39        25-Mar-      12.16         12.18       12.17
25-Apr-      18.05         18.07       18.06        25-Apr-      10.99         11.01       11.00
25-May-      18.08         18.08       18.08        25-May-      11.36         11.38       11.37
25-Jun-      17.93         17.95       17.94        25-Jun-      10.99         11.01       11.00
25-Jul-      17.95         17.96       17.96        25-Jul-      11.35         11.37       11.37
25-Aug-      17.80         17.81       17.81        25-Aug-      10.99         11.01       11.00
25-Sep-      17.74         17.75       17.75        25-Sep-      10.99         11.01       11.00
25-Oct-      17.77         17.77       17.77        25-Oct-      11.35         11.37       11.36
25-Nov-      17.63         17.62       17.62        25-Nov-      10.99         11.01       11.00
25-Dec-      17.66         17.65       17.65        25-Dec-      11.35         11.37       11.36
25-Jan-      17.50         17.50       17.50        25-Jan-      10.99         11.01       11.00
25-Feb-      17.48         17.44       17.46        25-Feb-      10.99         11.01       11.00
25-Mar-      17.72         17.68       17.70        25-Mar-      12.15         12.17       12.16


Assumes 1-month LIBOR, 6-month LIBOR, 1-year LIBOR and CMT remain constant each at 20%, respectively, and the cashflows are run to the Optional Clean-Up Call at the pricing speed. Reflects both payments made to and received from the Certificate Swap Provider.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------

Excess Spread (1)(2)
--------------------

The information in the following table has been prepared in accordance with the following assumptions: (1) day count convention of actual/360 is applied; (2) prepayments on the mortgage loans will occur at the pricing prepayment assumption of 25% CPR, and (3) assumptions listed below. It is highly unlikely, however that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.


               Excess                         Excess
Period         Interest         Period        Interest
---------      --------         ----------    --------
25-Apr-07         2.053%         25-Apr-11     1.044%
25-May-07         1.173%         25-May-11     1.133%
25-Jun-07         1.123%         25-Jun-11     1.044%
25-Jul-07         1.168%         25-Jul-11     1.136%
25-Aug-07         1.117%         25-Aug-11     1.046%
25-Sep-07         1.114%         25-Sep-11     1.046%
25-Oct-07         1.161%         25-Oct-11     1.140%
25-Nov-07         1.107%         25-Nov-11     1.047%
25-Dec-07         1.156%         25-Dec-11     1.147%
25-Jan-08         1.101%         25-Jan-12     1.077%
25-Feb-08         1.098%         25-Feb-12     1.201%
25-Mar-08         1.208%         25-Mar-12     1.944%
25-Apr-08         1.092%         25-Apr-12     1.491%
25-May-08         1.145%         25-May-12     1.716%
25-Jun-08         1.086%         25-Jun-12     1.498%
25-Jul-08         1.141%         25-Jul-12     1.723%
25-Aug-08         1.080%         25-Aug-12     1.505%
25-Sep-08         1.077%         25-Sep-12     1.509%
25-Oct-08         1.135%         25-Oct-12     1.735%
25-Nov-08         1.071%         25-Nov-12     1.516%
25-Dec-08         1.130%         25-Dec-12     1.743%
25-Jan-09         1.065%         25-Jan-13     1.525%
25-Feb-09         1.063%         25-Feb-13     1.529%
25-Mar-09         1.268%         25-Mar-13     2.248%
25-Apr-09         1.057%         25-Apr-13     1.538%
25-May-09         1.121%         25-May-13     1.764%
25-Jun-09         1.052%         25-Jun-13     1.547%
25-Jul-09         1.117%         25-Jul-13     1.774%
25-Aug-09         1.046%         25-Aug-13     1.557%
25-Sep-09         1.044%         25-Sep-13     1.562%
25-Oct-09         1.113%         25-Oct-13     1.790%
25-Nov-09         1.043%         25-Nov-13     1.574%
25-Dec-09         1.123%         25-Dec-13     1.807%
25-Jan-10         1.044%         25-Jan-14     1.589%
25-Feb-10         1.055%         25-Feb-14     1.613%
25-Mar-10         1.308%         25-Mar-14     2.379%
25-Apr-10         1.050%         25-Apr-14     1.641%
25-May-10         1.129%         25-May-14     1.879%
25-Jun-10         1.049%         25-Jun-14     1.654%
25-Jul-10         1.129%         25-Jul-14     1.892%
25-Aug-10         1.045%         25-Aug-14     1.667%
25-Sep-10         1.044%         25-Sep-14     1.674%
25-Oct-10         1.129%         25-Oct-14     1.912%
25-Nov-10         1.044%         25-Nov-14     1.687%
25-Dec-10         1.130%         25-Dec-14     1.926%
25-Jan-11         1.044%         25-Jan-15     1.701%
25-Feb-11         1.044%         25-Feb-15     1.708%
25-Mar-11         1.327%         25-Mar-15     2.460%



    Assumes 1-month LIBOR, 6-month LIBOR, 1-year LIBOR and CMT remain constant at 5.320%, 5.34%, 5.244%, and 4.927% respectively, and the cashflows are run to the Optional Clean-Up Call at the pricing speed.

    Calculated as (a) interest on the collateral (net of the trust administration fees, servicing fees, monthly rebates payable to borrowers, swap payment owed to the Certificate Swap Provider) plus swap payment received by the trust less total interest (including Net Rate Carryover) on the LIBOR Certificates divided by (b) collateral balance as of the beginning period, such amount multiplied by 360 divided by the actual number of days in the related Accrual Period.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------

Sensitivity Table -- To Call
----------------------------


The assumptions for the sensitivity table below are as follows:

o   The pricing prepayment assumptions as per below are applied

o 1-month LIBOR, 6-month LIBOR, 1-year LIBOR, CMT remain static at 5.320%, 5.34%, 5.244%, and 4.927%, respectively

o   10% Clean Up Call is exercised


-------------------------------------------------------------------------------------------------------------------------------
                                     10% CPR       15% CPR       25% CPR      30% CPR       35% CPR       45% CPR      55% CPR
-------------------------------------------------------------------------------------------------------------------------------
Class I-A-1-A      WAL               7.62          5.22          3.02         2.43          2.00          1.42         1.05
                   First Prin Pay    1             1             1            1             1             1            1
                   Last Prin Pay     225           162           96           78            64            47           35

-------------------------------------------------------------------------------------------------------------------------------
                                     10% CPR       15% CPR       25% CPR      30% CPR       35% CPR       45% CPR      55% CPR
-------------------------------------------------------------------------------------------------------------------------------
Class I-2-A-1      WAL               7.63          5.23          3.02         2.44          2.00          1.42         1.05
                   First Prin Pay    1             1             1            1             1             1            1
                   Last Prin Pay     225           162           96           78            64            47           35

-------------------------------------------------------------------------------------------------------------------------------
                                     10% CPR       15% CPR       25% CPR      30% CPR       35% CPR       45% CPR      55% CPR
-------------------------------------------------------------------------------------------------------------------------------
Class I-2-A-2      WAL               7.63          5.23          3.02         2.44          2.00          1.42         1.05
                   First Prin Pay    1             1             1            1             1             1            1
                   Last Prin Pay     225           162           96           78            64            47           35

-------------------------------------------------------------------------------------------------------------------------------
                                     10% CPR       15% CPR       25% CPR      30% CPR       35% CPR       45% CPR      55% CPR
-------------------------------------------------------------------------------------------------------------------------------
Class I-M-1        WAL               12.95         8.97          5.26         4.43          3.94          3.56         2.91
                   First Prin Pay    78            51            37           38            39            41           35
                   Last Prin Pay     225           162           96           78            64            47           35

-------------------------------------------------------------------------------------------------------------------------------
                                     10% CPR       15% CPR       25% CPR      30% CPR       35% CPR       45% CPR      55% CPR
-------------------------------------------------------------------------------------------------------------------------------
Class I-M-2        WAL               12.95         8.97          5.25         4.43          3.91          3.48         2.91
                   First Prin Pay    78            51            37           38            38            40           35
                   Last Prin Pay     225           162           96           78            64            47           35

-------------------------------------------------------------------------------------------------------------------------------
                                     10% CPR       15% CPR       25% CPR      30% CPR       35% CPR       45% CPR      55% CPR
-------------------------------------------------------------------------------------------------------------------------------
Class I-M-3        WAL               12.95         8.97          5.25         4.43          3.89          3.44         2.91
                   First Prin Pay    78            51            37           38            38            39           35
                   Last Prin Pay     225           162           96           78            64            47           35

-------------------------------------------------------------------------------------------------------------------------------
                                     10% CPR       15% CPR       25% CPR      30% CPR       35% CPR       45% CPR      55% CPR
-------------------------------------------------------------------------------------------------------------------------------
Class I-M-4        WAL               12.95         8.97          5.25         4.41          3.89          3.40         2.91
                   First Prin Pay    78            51            37           37            38            39           35
                   Last Prin Pay     225           162           96           78            64            47           35

-------------------------------------------------------------------------------------------------------------------------------
                                     10% CPR       15% CPR       25% CPR      30% CPR       35% CPR       45% CPR      55% CPR
-------------------------------------------------------------------------------------------------------------------------------
Class I-M-5        WAL               12.87         8.90          5.20         4.36          3.86          3.35         2.91
                   First Prin Pay    78            51            37           37            38            38           35
                   Last Prin Pay     225           162           96           78            64            47           35

-------------------------------------------------------------------------------------------------------------------------------
                                     10% CPR       15% CPR       25% CPR      30% CPR       35% CPR       45% CPR      55% CPR
-------------------------------------------------------------------------------------------------------------------------------
Class I-M-6        WAL               12.49         8.60          5.01         4.20          3.69          3.22         2.91
                   First Prin Pay    78            51            37           37            37            38           35
                   Last Prin Pay     212           151           89           72            60            43           35

-------------------------------------------------------------------------------------------------------------------------------
                                     10% CPR       15% CPR       25% CPR      30% CPR       35% CPR       45% CPR      55% CPR
-------------------------------------------------------------------------------------------------------------------------------
Class I-M-7        WAL               11.83         8.09          4.68         3.93          3.47          3.13         2.91
                   First Prin Pay    78            51            37           37            37            37           35
                   Last Prin Pay     190           134           78           63            52            38           35

-------------------------------------------------------------------------------------------------------------------------------
                                     10% CPR       15% CPR       25% CPR      30% CPR       35% CPR       45% CPR      55% CPR
-------------------------------------------------------------------------------------------------------------------------------
Class I-M-8        WAL               10.30         6.88          3.98         3.39          3.13          3.07         2.91
                   First Prin Pay    78            51            37           37            37            37           35
                   Last Prin Pay     162           112           64           52            43            37           35
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------

Sensitivity Table -- To Maturity
---------------------------------

The assumptions for the sensitivity table below are as follows:

o    The pricing prepayment assumptions as per below are applied

o 1-month LIBOR, 6-month LIBOR, 1-year LIBOR, CMT remain static at 5.320%, 5.34%, 5.244%, and 4.927%, respectively

o    10% Clean Up Call is not exercised


---------------------------------------------------------------------------------------------------------------------------------
                                      10% CPR       15% CPR       25% CPR       30% CPR       35% CPR      45% CPR       55% CPR
---------------------------------------------------------------------------------------------------------------------------------
Class I-A-1-A       WAL               8.02          5.62          3.29          2.66          2.20         1.56          1.12
                    First Prin Pay    1             1             1             1             1            1             1
                    Last Prin Pay     347           311           210           174           146          106           80

---------------------------------------------------------------------------------------------------------------------------------
                                      10% CPR       15% CPR       25% CPR       30% CPR       35% CPR      45% CPR       55% CPR
---------------------------------------------------------------------------------------------------------------------------------
Class I-2-A-1       WAL               8.02          5.62          3.29          2.66          2.20         1.56          1.12
                    First Prin Pay    1             1             1             1             1            1             1
                    Last Prin Pay     346           311           210           174           146          107           80

---------------------------------------------------------------------------------------------------------------------------------
                                      10% CPR       15% CPR       25% CPR       30% CPR       35% CPR      45% CPR       55% CPR
---------------------------------------------------------------------------------------------------------------------------------
Class I-2-A-2       WAL               8.02          5.62          3.29          2.66          2.20         1.56          1.12
                    First Prin Pay    1             1             1             1             1            1             1
                    Last Prin Pay     346           311           210           174           146          107           80

---------------------------------------------------------------------------------------------------------------------------------
                                      10% CPR       15% CPR       25% CPR       30% CPR       35% CPR      45% CPR       55% CPR
---------------------------------------------------------------------------------------------------------------------------------
Class I-M-1         WAL               13.53         9.49          5.60          4.71          4.18         3.73          3.92
                    First Prin Pay    78            51            37            38            39           41            45
                    Last Prin Pay     280           213           130           106           88           64            50

---------------------------------------------------------------------------------------------------------------------------------
                                      10% CPR       15% CPR       25% CPR       30% CPR       35% CPR      45% CPR       55% CPR
---------------------------------------------------------------------------------------------------------------------------------
Class I-M-2         WAL               13.39         9.36          5.51          4.63          4.10         3.60          3.65
                    First Prin Pay    78            51            37            38            38           40            43
                    Last Prin Pay     265           197           120           97            80           58            45

---------------------------------------------------------------------------------------------------------------------------------
                                      10% CPR       15% CPR       25% CPR       30% CPR       35% CPR      45% CPR       55% CPR
---------------------------------------------------------------------------------------------------------------------------------
Class I-M-3         WAL               13.26         9.24          5.43          4.56          4.01         3.52          3.51
                    First Prin Pay    78            51            37            38            38           39            42
                    Last Prin Pay     251           185           111           90            75           54            43

---------------------------------------------------------------------------------------------------------------------------------
                                      10% CPR       15% CPR       25% CPR       30% CPR       35% CPR      45% CPR       55% CPR
---------------------------------------------------------------------------------------------------------------------------------
Class I-M-4         WAL               13.10         9.10          5.34          4.47          3.95         3.43          3.41
                    First Prin Pay    78            51            37            37            38           39            40
                    Last Prin Pay     241           176           105           85            70           51            42

---------------------------------------------------------------------------------------------------------------------------------
                                      10% CPR       15% CPR       25% CPR       30% CPR       35% CPR      45% CPR       55% CPR
---------------------------------------------------------------------------------------------------------------------------------
Class I-M-5         WAL               12.87         8.91          5.21          4.36          3.86         3.35          3.31
                    First Prin Pay    78            51            37            37            38           38            39
                    Last Prin Pay     228           165           98            79            66           47            40

---------------------------------------------------------------------------------------------------------------------------------
                                      10% CPR       15% CPR       25% CPR       30% CPR       35% CPR      45% CPR       55% CPR
---------------------------------------------------------------------------------------------------------------------------------
Class I-M-6         WAL               12.49         8.60          5.01          4.20          3.69         3.22          3.23
                    First Prin Pay    78            51            37            37            37           38            38
                    Last Prin Pay     212           151           89            72            60           43            39

---------------------------------------------------------------------------------------------------------------------------------
                                      10% CPR       15% CPR       25% CPR       30% CPR       35% CPR      45% CPR       55% CPR
---------------------------------------------------------------------------------------------------------------------------------
Class I-M-7         WAL               11.83         8.09          4.68          3.93          3.47         3.13          3.16
                    First Prin Pay    78            51            37            37            37           37            38
                    Last Prin Pay     190           134           78            63            52           38            38

---------------------------------------------------------------------------------------------------------------------------------
                                      10% CPR       15% CPR       25% CPR       30% CPR       35% CPR      45% CPR       55% CPR
---------------------------------------------------------------------------------------------------------------------------------
Class I-M-8         WAL               10.30         6.88          3.98          3.39          3.13         3.07          3.08
                    First Prin Pay    78            51            37            37            37           37            37
                    Last Prin Pay     162           112           64            52            43           37            38



--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------

Breakeven Analysis
------------------

                                                               Static
------------------------------------------------------------------------------------------------------------------------------------

Class                      I-M-1           I-M-2         I-M-3            I-M-4       I-M-5         I-M-6             I-M-7
Rating (M/ S)         AA+/Aa1/AA high    AA/Aa2/AA   AA-/Aa3/AA low    A+/A1/A high   A/A2/A   BBB+/Baa1/A low   BBB/Baa2/BBB high
------------------    ---------------    ---------   --------------    ------------   ------   ---------------   -----------------

Loss Severity              25%              25%           25%              25%          25%          25%               25%
Indices                  Static           Static         Static           Static       Static       Static            Static
Default (CDR)            10.05             8.56           7.72             6.89         6.07         5.28              4.63
Collateral Loss (%)       6.74             5.94           5.47             4.98         4.48         3.98              3.55


Class                     I-M-8
Rating (M/ S)         BBB-/Baa3/BBB
-------------         -------------

Loss Severity              25%
Indices                  Static
Default (CDR)             4.08
Collateral Loss (%)       3.17



                                                              Forward
------------------------------------------------------------------------------------------------------------------------------------

Class                      I-M-1           I-M-2         I-M-3            I-M-4       I-M-5         I-M-6             I-M-7
Rating (M/ S)         AA+/Aa1/AA high    AA/Aa2/AA   AA-/Aa3/AA low    A+/A1/A high   A/A2/A   BBB+/Baa1/A low   BBB/Baa2/BBB high
-------------------   ---------------    ---------   --------------    ------------   ------   ---------------   -----------------

Loss Severity             25%              25%            25%              25%         25%           25%               25%
Indices                 Forward          Forward        Forward          Forward     Forward       Forward           Forward
Default (CDR)            10.22            8.76           7.93             7.11         6.31          5.51              4.85
Collateral Loss (%)      6.83             6.05           5.59             5.11         4.63          4.12              3.69


Class                    I-M-8
Rating (M/ S)         BBB-/Baa3/BBB
-------------------   -------------

Loss Severity              25%
Indices                  Forward
Default (CDR)             4.29
Collateral Loss (%)       3.31


Assumptions
      Run at pricing speed assumption of 25% CPR to Maturity
      All Trigger Events Failing
      12 month lag to recovery
      "Break" is CDR that is before the first dollar of loss on the related bond Defaults are in addition to prepayments
      Servicer advances 100% principal and interest until liquidation

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    March 21, 2007
BCAP LLC Trust, 2007-AA2, Group I
--------------------------------------------------------------------------------

Contract Information
--------------------

                                 Barclays Capital

          -----------------------------------------------------------------
          ABS Finance
          -----------------------------------------------------------------
          Jay Kim                        (212) 412-7621
                                         jay.kim@barcap.com
          Glen Greeley                   (212) 412-6741
                                         glen.greeley@barcap.com
          Michael Dryden                 (212) 412-7539
                                         michael.dryden@barcap.com
          Belinda Torres                 (212) 412-7592
                                         belinda.torres@barcap.com
          Alison Cohen                   (212) 412-6906
                                         alison.cohen@barcap.com

          -----------------------------------------------------------------
          Structure & Collateral
          -----------------------------------------------------------------
          Maggie Jiang                   (212) 412-6894
                                         maggie.jiang@barcap.com
          Martin Akguc                   (212) 412-2442
                                         martin.akguc@barcap.com
          Dan King                       (212) 412-3676
                                         daniel.king@barcap.com
          Reema Gupta                    (212) 412-5188
                                         reema.gupta@barcap.com
          Eva Andrijcic                  (212) 412-6766
                                         Eva.Andrijcic@barcap.com

          -----------------------------------------------------------------
          Trading
          -----------------------------------------------------------------
          Steve Cozine                   (212) 412-1316
                                         steve.cozine@barcap.com
          Bret Ackerman                  (212) 412-5318
                                         bret.ackerman@barcap.com
          Rich Chung                     (212) 412-5332
                                         richard.chung@barcap.com


                                  Rating Agencies


          -----------------------------------------------------------------
          Standard & Poor's
          -----------------------------------------------------------------
          Matthew Siber                  (212) 438-5095
                                         matthew_siber@standardandpoors.com

          -----------------------------------------------------------------
          Moody's
          -----------------------------------------------------------------
          Stephanie Poage                (415) 274-1741
                                         stephanie.poage@moodys.com

          -----------------------------------------------------------------
          DBRS
          -----------------------------------------------------------------
          Adam Tessler                   (212) 806-3267
                                         atessler@dbrs.com

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